Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Tesoro Logistics LP of our report dated March 20, 2014 relating to the financial statements of QEP Midstream Partners, LP Predecessor which appears in QEP Midstream Partners, LP’s Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

June 8, 2015